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                           CONTINGENT EXTENSION AGREEMENT

     THIS CONTINGENT EXTENSION AGREEMENT is made and entered into effective the 2nd day of June, 1998 by and between PROFLIGHT MEDICAL RESPONSE, INC., a Colorado corporation formerly known as PROFLIGHT, INC., ('Proflight') whose address is 7211 Peoria, Suite 200, Englewood Colorado 80112 and Lear Three, L.L.C. (which is hereinafter referred to, together with each subsequent holder of this note, as 'Holder') whose address is 7427 South Richfield Street, Foxfield, Colorado 80016.

                                    RECITALS:

     1. On February 6, 1997, Proflight executed its Promissory Note in favor of Holder in the amount of $150,000.00 calling for monthly payments due on the fifth (5th) day of each month of interest only at the rate of three percent (3%) per month payable at a rate equal to one dollar for each one thousand dollars loaned to Proflight by Holder (the 'February 1997 Promissory Note'). The due date for payment of all outstanding principal and accrued interest was first extended to January 31, 1998 and later extended to May 31, 1998 or upon Proflight's receipt of proceeds generated by the Initial Public Offering of common stock in Proflight, whichever was earlier.

     2. On November 17, 1997, Proflight executed its Promissory Note in favor of Holder in the amount of $75,000.00 calling for monthly payments due on the fifth
(5th) day of each month of interest only at the rate of three percent (3%) per month payable at a rate equal to one dollar for each one thousand dollars loaned to Proflight by Holder (the 'November 1997 Promissory Note'). Payment of all principal and accrued interest was originally due January 31, 1998 and later extended to May 31, 1998 or upon Proflight's receipt of proceeds generated by the Initial Public Offering of common stock in Proflight, whichever was earlier.

     3. Subject to the terms and conditions stated below, the Parties have determined it to be in their mutual best interests to extend the due dates for repayment of the February 1997 Promissory Note and the November 1997 Promissory Note from May 31, 1998 to June 30, 1998 or upon Proflight's receipt of proceeds generated by the Initial Public Offering of common stock in Proflight, whichever is earlier, subject to the contingencies hereinafter set forth.

     NOW THEREFORE, in consideration of their mutual promises and covenants, the sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

     The due dates for payment of the entire outstanding indebtedness evidenced by the February 1997 Promissory Note and the November 1997 Promissory Note including principal, accrued interest, filing and related fees shall be due and are hereby extended to be payable on June 30, 1998 or upon the receipt of proceeds

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generated by the Initial Public Offering of common stock in Proflight, whichever is earlier. In the event of default of the payment obligations under this Contingent Extension Agreement, interest shall accrue at the default interest rate of five percent (5%) per month effective June 1, 1998.

     Notwithstanding anything herein to the contrary, the February 1997 Promissory Note and the November 1997 Promissory Note shall be due and payable upon demand upon the happening of any of the following events:

1. The Federal Securities and Exchange Commission fails to approve the issuance of the Initial Public Offering of Proflight; or

2. The underwriter fails to finalize the Underwriting Agreement to issue the Initial Public Offering of Proflight within five (5) days of receipt of notice of approval of the offering by the Securities and Exchange Commission; or

3. The underwriter fails to assign an effective date for issuance of the Initial Public Offering within five (5) days of receipt of notice of approval of the offering by the Securities and Exchange Commission.

Dated this____day of June, 1998.


Proflight Medical Response, Inc.                   Lear Three, LLC

by:                                                by:
    --------------------------------                  -------------------------
its:  CFO                                          its: Manager
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